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                                                                   Exhibit 10(a)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information, and to the use of our report dated January 30, 1998 accompanying the financial statements of The Penn Mutual Life Insurance Company for the year ended December 31, 1997, which is included in the Statement of Additional Information in Amendment 22 to the Registration Statement on Form N-4 of Penn Mutual Variable Annuity Account
III.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 31, 1998